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EXHIBIT 10.2


                     AGREEMENT WITH CONTROLLING SHAREHOLDERS

THIS AGREEMENT WITH CONTROLLING SHAREHOLDERS (this "Agreement") dated as of August 12, 2003, among iSecureTrac Corp., a Delaware corporation ("Buyer"), and the undersigned shareholders (the "Controlling Shareholders") of Tracking Systems Corporation, a Pennsylvania corporation ("TSC"). Buyer and Controlling Shareholders are referred to collectively herein as the "Parties." WHEREAS, Buyer and TSC have entered into a Share Exchange Agreement, dated as of 12, 2003 (the "Exchange Agreement"). Certain terms used herein without definition are used herein as defined in the Exchange Agreement.

WHEREAS, Buyer and TSC make certain representations, warranties, and covenants in the Exchange Agreement which will survive the Closing for purposes of potential indemnification. Controlling Shareholders, however, will cease to have any direct ownership interest in TSC immediately after the Closing. Buyer and Controlling Shareholders therefore wish to provide for post-Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, Buyer and Controlling Shareholders agree as follows. 1. Definitions.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

"Annex" has the meaning set forth in ss.2 below.

"Buyer" has the meaning set forth in the preface above.

"Confidential Information" means any information concerning the businesses and affairs of TSC that is not already generally available to the public. "Controlling Shareholders" has the meaning set forth in the preface above.

"Escrow Agreement" has the meaning set forth in ss.4.6 below.

"Exchange Agreement" has the meaning set forth in the preface above.

"Indemnified Party" has the meaning set forth in ss.4.4.1 below.

"Indemnifying Party" has the meaning set forth in ss.4.4.1 below.

"Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"Party" has the meaning set forth in the preface above.

"Requisite Controlling Shareholders" means Controlling Shareholders holding a majority in interest of the total number of Shares that all of Controlling Shareholders hold in the aggregate as set forth in the Annex.

"TSC" has the meaning set forth in the preface above.

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"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Third Party Claim" has the meaning set forth in ss.4.4.1 below.

2. Controlling Shareholders' Representations and Warranties. Each of Controlling Shareholders represents and warrants to Buyer that the statements contained in this ss.2 are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.2) with respect to such Controlling Shareholder, except as set forth in the Annex attached hereto (the "Annex").

(a) Authorization. Controlling Shareholder has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform his, her, or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Controlling Shareholder, enforceable in accordance with its terms and conditions.

(b) Noncontravention. Except as previously disclosed in the Disclosure Letter, to the knowledge of each Controlling Shareholder, neither the execution and the delivery of this Agreement by Controlling Shareholder, nor the performance by Controlling Shareholder of his, her, or its obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, charge, or other restriction of any government, governmental agency, or court to which Controlling Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Controlling Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject.

(c) TSC Shares. Controlling Shareholder holds of record the number of Shares set forth next to his or her name on the Annex.

3. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      3.1. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Exchange Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.4 below). Controlling Shareholders acknowledge and agree that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to TSC .

      3.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any


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            transaction contemplated under the Exchange Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving TSC, each of the other Parties will cooperate with the contesting or defending Party and his, her, or its counsel in the contest or defense, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor underss.4 below).

      3.3. Transition. None of Controlling Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of TSC from maintaining the same business relationships with Buyer after the Closing as it maintained with TSC prior to the Closing. Each Controlling Shareholder will refer all customer inquiries relating to the businesses of TSC to Buyer from and after the Closing.

      3.4. Confidentiality. Each Controlling Shareholder will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement or except as required by law, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that any Controlling Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Controlling Shareholder will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of thisss.3.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any Controlling Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Controlling Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Controlling Shareholder shall use his, her, or its Best Efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

      3.5. Covenant Not to Compete. For a period of three (3) years from and after the Closing Date, no Controlling Shareholder will engage directly or indirectly in any business that TSC conducts as of the Closing Date in any geographic area in which TSC conducts that business as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. Nothwithstanding this provision, this Covenant Not to Compete shall not supersede any contrary Covenant Not to Compete time and scope provision contained in any Controlling Shareholder employment or consulting agreement. If the final judgment of a court of competent jurisdiction declares that any term


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            or provision of this ss. 3.5 is invalid or unenforceable, the
            Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

4.    Remedies for Breaches of this Agreement and the Exchange Agreement.

      4.1. Survival of Representations, Warranties and Covenants. All of the representations and warranties of TSC contained in Sections 3.1 through 3.26, inclusive, of the Exchange Agreement and in Sections
            6.0 and 7.0 of the Plan of Exchange shall survive the Closing and continue in full force and effect for a period of one year thereafter. All of the representations and warranties of Buyer and Controlling Shareholders in this Agreement, shall survive the Closing and continue in full force and effect for a period of one year thereafter.

      4.2.  Indemnification Provisions for Buyer's Benefit.

            4.2.1. In the event TSC breaches any of its representations, warranties, and covenants contained in the Exchange Agreement, and provided that Buyer makes a written claim for indemnification against any Controlling Shareholder pursuant toss.6.8 below within the survival period (if there is an applicable survival period pursuant toss.4.1 above), then each Controlling Shareholder shall be obligated jointly and severally to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that Controlling Shareholders shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of TSC contained in the Exchange Agreement (A) until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $25,000 aggregate threshold (at which point Controlling Shareholders will be obligated to indemnify Buyer from and against all such Adverse Consequences relating back to the first dollar) or thereafter
                  (B) to the extent the Adverse Consequences Buyer has suffered by reason of all such breaches exceeds a $230,000 aggregate ceiling (after which point Controlling Shareholders will have no obligation to indemnify Buyer from and against further such Adverse Consequences).

            4.2.2. In the event any Controlling Shareholder breaches any of his, her, or its representations, warranties, or covenants contained in this Agreement and, provided that Buyer makes a written claim for indemnification against such Controlling Shareholder pursuant toss.6.8 below within the survival period (if there is an applicable survival period pursuant toss.4.1 above), then such Controlling Shareholder shall indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that Controlling Shareholders shall


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                  not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of TSC or a Controlling Shareholder contained in the Exchange Agreement (A) until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $25,000 aggregate threshold (at which point Controlling Shareholders will be obligated to indemnify Buyer from and against all such Adverse Consequences relating back to the first dollar) or thereafter (B) to the extent the Adverse Consequences Buyer has suffered by reason of all such breaches exceeds a $230,000 aggregate ceiling (after which point Controlling Shareholders will have no obligation to indemnify Buyer from and against further such Adverse Consequences).

            4.2.3 The obligations of each Controlling Shareholder under this
                  ss.4 shall be joint and several.

      4.3 Indemnification Provisions for Controlling Shareholders' Benefit. In the event Buyer breaches any of its representations, warranties, and covenants contained in the Exchange Agreement or in this Agreement, and provided that any Controlling Shareholder makes a written claim for indemnification against Buyer pursuant to ss.6.8 below within the survival period (if there is an applicable survival period pursuant to ss.4.1 above), then Buyer shall indemnify each Controlling Shareholder from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that Buyer shall not have any obligation to indemnify any Controlling Shareholder from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Buyer contained in the Exchange Agreement (A) until such claiming Controlling Shareholder has suffered Adverse Consequences by reason of all such breaches in excess of a $25,000 aggregate threshold (at which point Buyer will be obligated to indemnify such Controlling Shareholder from and against all such Adverse Consequences relating back to the first dollar) or thereafter (B) to the extent the Adverse Consequences Controlling Shareholders have suffered by reason of all such breaches exceeds a $230,000 aggregate ceiling (after which point Buyer will have no obligation to indemnify any Controlling Shareholder from and against further such Adverse Consequences).


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      4.4   Matters Involving Third Parties.

            4.4.1 If any third party shall notify any Party (the "Indemnified
                  Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            4.4.2 Any Indemnifying Party will have the right to defend the
                  Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent-setting custom or practice adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            4.4.3 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.4.4.2 above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            4.4.4 In the event any of the conditions inss.4.4.2 above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem


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                  appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in thisss.4.

      4.5 Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of thisss.4.

      4.6 Recoupment Against Escrow Agreement. Any indemnification to which Buyer is entitled under this ss.4 as a result of any Adverse Consequences it may suffer shall first be made from the utilization of any insurance benefit or proceeds and second as a payment to Buyer from the escrow account in accordance with the terms of the escrow agreement in substantially the form of Exhibit "4.6" hereto (the "Escrow Agreement").

      4.7 Other Indemnification Provisions. Not withstanding any other provisions, the foregoing indemnification provisions relating to the Controlling Shareholders shall be limited in time and scope as follows: Controlling Shareholders shall not have any personal obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of TSC contained in the Exchange Agreement or this Agreement (A) until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $25,000 aggregate threshold (at which point Controlling Shareholders will be obligated to indemnify Buyer from and against all such Adverse Consequences relating back to the first dollar) or thereafter (B) to the extent the Adverse Consequences Buyer has suffered by reason of all such breaches exceeds a $230,000 aggregate ceiling (after which point Controlling Shareholders will have no obligation to indemnify Buyer from and against further such Adverse Consequences); provided however, that any insurance benefits in effect shall first be utilized and the amount of funds deposited into the Escrow Account as contemplated in ss.4.6 shall be reduced dollar for dollar after any insurance benefits are exhausted; and Controlling Shareholders' obligations for indemnification under this Agreement shall be limited solely to amounts held in escrow. Controlling Shareholders shall have no further liability under this Agreement or otherwise and all Controlling Shareholder indemnification liability shall cease one year following the Closing Date.

      Exceptions to Controlling Shareholders' Liability for Indemnification. Notwithstanding any other provisions, the foregoing indemnification provisions relating to the Controlling Shareholders shall be subject to the following exceptions and limitations: Controlling Shareholders shall not have any personal obligation to indemnify Buyer from and against any Adverse Consequences regarding the following: any TSC customer contracts without


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      an assignment clause or any issues related to any claims by ElmoTech Ltd.
      of Tel Aviv, Israel related to the ownership of the trademark "MEMS" or any derivative thereof.

5 Termination. This Agreement shall terminate (i) on the date the Exchange Agreement is terminated if the Exchange Agreement is terminated prior to the Closing in accordance with and pursuant to the terms thereof, or (ii) one (1) year from the date of Closing, provided that no claims for indemnification pursuant to Section 4 above are then outstanding in which case this Agreement shall continue until all such claims are fully settled.

6     Miscellaneous.

      6.4 Exclusivity. No Controlling Shareholder will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of TSC (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Each Controlling Shareholder will notify Buyer immediately if he, she, or it becomes aware that any Person has made any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      6.5 Press Releases and Public Announcements. No Controlling Shareholder shall issue any press release or make any public announcement relating to the subject matter of the Exchange Agreement without the prior written approval of Buyer; provided, however, that any Controlling Shareholder may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable Best Efforts to advise the other Parties prior to making the disclosure).

      6.6 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      6.7 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      6.8 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Requisite Controlling Shareholders; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).


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      6.9   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      6.10 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      6.11 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

            If to the Controlling Shareholders, at their respective addresses and facsimile numbers set forth at the Annex, with a copy to:
            Shumaker Williams, P.C.

            Attention: Anthony Foschi
            3425 Simpson Ferry Road
            Camp Hill, PA 17108-0088
            Facsimile No.: (717) 763-7419

            If to Buyer,
            iSecureTrac Corp.
            Attention: John Heida
            5022 So. 114th Street
            Omaha, NE 68137

            Facsimile No.: (402) 537-9847

            With a copy to:
            Erickson & Sederstrom, P.C.
            Attention: Virgil Johnson
            10330 Regency Parkway Drive

            Omaha, NE 68114
            Facsimile No.: (402) 390-7137

            Process Agent:
            Thomas P. Gacki, Esq.
            Eckert Seamans Cherin & Mellott, LLC
            213 Market Street
            Harrisburg, PA 17101
            Facsimile No: (717) 237-6019


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            Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

      6.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Requisite Controlling Shareholders. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

      6.14 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      6.15 Expenses. Each of the Parties will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

      6.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

      6.17 Incorporation of Annex and Exhibits. The Annex and Exhibits hereto are incorporated herein by reference and made a part hereof.

      6.18 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the business of TSC is unique and recognize and affirm that in the event Controlling Shareholders breach


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            this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

      6.19 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints the Process Agent as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in ss.6.8 above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in ss.6.8 above. Nothing in this ss.6.16, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

BUYER:                                          CONTROLLING SHAREHOLDERS:

ISECURETRAC CORP.

                                               /s/ John A. Sciortino

By:   /s/  John M. Heida

                                               /s/  Donna M. Reynolds Sciortino

                                               /s/ Louis C. Fiocchi

                                               /s/ Francis A. Cerchiaro

                                                                           ANNEX

                                                                                 NO. OF TSC SHARES
                                                                     -----------------------------------------
                                                                      CLASS A         CLASS B         CLASS C
NAME AND ADDRESS OF SELLER      FACSIMILE NO.     COMMON STOCK       PREFERRED       PREFERRED       PREFERRED
--------------------------------------------------------------------------------------------------------------
John A. Sciortino
2374 Jessamy Court
Harrisburg, PA 17112

Donna M. Reynolds Sciortino
2374 Jessamy Court
Harrisburg, PA 17112

Louis C. Fiocchi
108 Ferry Lane
South Glastonbury, CT 06073

Francis A. Cerchiaro
145 York Road
Delran, NJ 08075

EXCEPTIONS TO SS.2:
-------------------

                                                                     EXHIBIT 4.6

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Escrow Agreement"), dated as of ____________, 2003 (the "Closing Date"), among iSecureTrac Corp., a Delaware corporation ("Buyer"), each of the undersigned persons (collectively, the "Controlling Shareholders"), and the law firm of Eckert Seamans Cherin & Mellott, LLC, 213 Market Street, Harrisburg, PA 17101 as escrow agent ("Escrow Agent"). Buyer and Controlling Shareholders are parties to that certain Agreement with Controlling Shareholders, dated August 12, 2003 (the "Indemnification Agreement") providing for the establishment of an escrow account.

      Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the Indemnification Agreement. The parties, intending to be legally bound, hereby agree as follows:

      1.0   DEFINITIONS

            1.1 "Collateral" shall mean stock certificates for the Buyer's Shares listed opposite each Controlling Shareholder's name on Exhibit "A" hereto.

      2.0   DEPOSIT

            2.1 Upon Closing, Buyer shall deposit Collateral with Escrow Agent.

            2.2 Escrow Agent, as a safekeeping (escrow) agent, agrees to accept Collateral from Buyer upon Closing and hold the same in safekeeping at its offices herein indicated pursuant to the terms and conditions of this Escrow Agreement.

            2.3 Escrow Agent shall have no obligation to inspect or pass on the adequacy, accuracy or legality of Collateral.

            2.4 Buyer hereby represents that Collateral is not subject to any lien or other encumbrance.

            2.5 Escrow Agent shall act as Process Agent for purposes of receiving notices and process as described in the Indemnification Agreement.

            2.6 Buyer shall pay Escrow Agent all fees for Escrow Agent's services hereunder as mutually determined to be appropriate between Buyer and Escrow Agent.

      3.0   CLAIMS

            3.1 At any time during the term of this Agreement, Buyer may give notice to Controlling Shareholders and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim it may have under the Indemnification Agreement ("Claim"). Buyer may assert more than one Claim with respect to the same facts.

            3.2 Controlling Shareholders may dispute any Claim by giving notice thereof to Buyer and Escrow Agent specifying in reasonable detail the reasons such Claim is disputed ("Claim Dispute") within thirty (30) calendar days following their receipt of notice of the Claim ("Counter Notice Period).

            3.3 If a Claim Dispute is not received by Escrow Agent or Buyer within the Counter Notice Period, then the dollar amount of damages claimed by Buyer as set forth in its Claim notice shall be deemed established.

            3.4 If a Claim Dispute is received by Escrow Agent or Buyer within the Counter Notice Period, then such claim shall be resolved as provided in Section 4.7 of the Indemnification Agreement in order to establish the dollar amount of damages, if any.

            3.5 Upon the establishment of the dollar amount of damages ("Damages"), and after applying any insurance benefits or proceeds, and provided that such damages do not exceed the value of the Collateral, Escrow Agent shall deduct Damages from the then-current market value of Collateral and exchange such Collateral with Buyer for new certificates of Buyer's Shares reflecting such a diminished value of Collateral on a pro-rata by Controlling Shareholder basis and such newly issued Buyer's Shares shall then be Collateral.

            3.6 In the event Damages, after application of any insurance benefits or proceeds, equal or exceed the value of Collateral, Escrow Agent shall release all remaining Collateral to Buyer and this Escrow Agreement shall be terminated as provided herein.

            3.7 Escrow Agent shall not be required to consider the merits of any Claim or determine whether a Claim complies with the requirements of the Indemnification Agreement.

      4.0   RELEASE OF DEPOSIT

            4.1 The term of this Escrow Agreement shall be one (1) calendar year from the date of Closing ("Escrow Term"). In the event a Claim is outstanding upon the expiration of the Escrow Term, the Escrow Term shall be extended until such Claim is fully settled as provided herein.

            4.2 Upon expiration of the Escrow Term, Escrow Agent shall pay and distribute the balance of the Collateral to the former Tracking Systems Corporation shareholders as provided on Annex A hereto.

      5.0   ESCROW AGENT'S RESPONSIBILITIES

            5.1 Buyer and each Controlling Shareholder agree to indemnify, defend and hold Escrow Agent harmless from any and all claims, actions, damages, arbitration fees and expenses, costs and other liabilities ("Liabilities") incurred by Escrow Agent related to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of Escrow Agent.

            5.2 Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

            5.3 Escrow Agent shall not be required to make and makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

            5.4 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

            5.5 In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Collateral or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Collateral until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Collateral or (ii) a written agreement executed by the other parties hereto directing delivery of the Collateral, in which event Escrow Agent shall disburse the Collateral in accordance with such order or agreement.

      6.0   MISCELANEOUS

            6.1 All notices and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers as set forth at Schedule "A" to the Indemnification Agreement (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).

            6.2 Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement may be brought against any of the parties in the courts of the State of Nebraska, County of Douglas, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Nebraska, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

            6.3 This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

            6.4 The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

            6.5 The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

            6.6 This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Escrow Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by the Buyer, the Controlling Shareholders and the Escrow Agent.

            6.7 This Escrow Agreement shall be governed by the laws of the State of Nebraska, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

BUYER:                                               CONTROLLING SHAREHOLDERS:
ISECURETRAC CORP.


By: ________________________________            ________________________________

ESCROW AGENT:                                   ________________________________

By: ________________________________            ________________________________

                                                ________________________________